Exhibit 99.2
BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	26 weeks ended
	November 1, 2025	October 26, 2024
Sales:		As Restated
Product sales and other	$872,390	$810,600
Rental income	60,184	54,953
Total sales	932,574	865,553
Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales	714,349	662,411
Rental cost of sales	33,011	29,669
Total cost of sales	747,360	692,080
Gross profit	185,214	173,473
Selling and administrative expenses	145,163	139,963
Depreciation and amortization expense	16,810	21,613
Other expense	5,611	3,468
Operating income	17,630	8,429
Loss on extinguishment of debt (a)	—	55,233
Interest expense, net	7,630	13,081
Income (loss) before income taxes	10,000	(59,885)
Income tax expense	3,267	878
Net income (loss)	$6,733	$(60,763)

Income (loss) per Common Stock:
Basic:
Total Basic Income (loss) per share	$0.20	$(3.04)
Weighted average common shares outstanding - Basic	34,053,847	20,018,920

Diluted:
Total Diluted Income (loss) per share	$0.19	$(3.04)
Weighted average common shares outstanding - Diluted	34,484,151	20,018,920

(a)     For additional information, see the Notes in the Non-GAAP disclosure information of this Press Release.

26 weeks ended
	November 1, 2025		October 26, 2024
Percentage of sales:			As Restated
Sales:
Product sales and other	93.5%	%	93.7%	%
Rental income	6.5%	%	6.3%	%
Total sales	100.0%	%	100.0%	%
Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales (a)	81.9%	%	81.7%	%
Rental cost of sales (a)	54.9%	%	54.0%	%
Total cost of sales	80.1%	%	80.0%	%
Gross profit	19.9%	%	20.0%	%
Selling and administrative expenses	15.6%	%	16.2%	%
Depreciation and amortization expense	1.8%	%	2.5%	%
Other expense	0.6%	%	0.4%	%
Operating income	1.9%	%	0.9%	%

(a)     Represents the percentage these costs bear to the related sales, instead of total sales.

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	November 1, 2025	May 3, 2025
ASSETS
Current assets:
Cash and cash equivalents	$11,720	$9,058
Receivables, net	314,962	98,077
Merchandise inventories, net	329,123	299,562
Textbook rental inventories	48,477	26,439
Prepaid expenses and other current assets	38,884	32,249
Total current assets	743,166	465,385
Property and equipment, net	38,247	40,229
Operating lease right-of-use assets	190,927	183,695
Intangible assets, net	70,897	78,241
Other noncurrent assets	20,150	22,735
Total assets	$1,063,387	$790,285
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$345,406	$148,848
Accrued liabilities	103,885	65,853
Current operating lease liabilities	76,116	64,524
Total current liabilities	525,407	279,225
Long-term deferred taxes, net	603	1,135
Long-term operating lease liabilities	113,333	115,495
Other long-term liabilities	18,306	19,142
Long-term borrowings	122,500	103,100
Total liabilities	780,149	518,097
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value; authorized, 5,000,000 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value; authorized, 200,000,000 shares; issued, 34,081,114 and 34,081,114 shares, respectively; outstanding, 34,053,847 and 34,053,847 shares, respectively	341	341
Additional paid-in-capital	1,011,291	1,006,974
Accumulated deficit	(705,838)	(712,571)
Treasury stock, at cost	(22,556)	(22,556)
Total stockholders' equity	283,238	272,188
Total liabilities and stockholders' equity	$1,063,387	$790,285

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flow
(In thousands)
(Unaudited)

	26 weeks ended
	November 1, 2025	October 26, 2024
		As Restated
Cash flows from operating activities:
Net income (loss)	$6,733	$(60,763)
Adjustments to reconcile net loss from operations to net cash flows from operating activities:
Depreciation and amortization expense	16,810	21,613
Amortization of deferred financing costs	1,831	3,333
Loss on extinguishment of debt	—	55,233
Deferred taxes	(532)	135
Pension adjustments	—	7,828
Stock-based compensation expense	4,317	392
Changes in operating lease right-of-use assets and liabilities	2,197	1,345
Changes in other long-term assets and liabilities, net	921	(6,541)
Changes in other operating assets and liabilities, net:
Receivables	(216,885)	(160,931)
Merchandise inventories, net	(29,561)	28,568
Textbook rental inventories	(22,038)	(16,680)
Prepaid expenses and other current assets	(1,637)	4,341
Accounts payable and accrued liabilities	236,480	26,035
Changes in other operating assets and liabilities	(33,641)	(118,667)
Net cash flows used in operating activities	$(1,364)	$(96,092)
Cash flows from investing activities:
Purchases of property and equipment	$(8,051)	$(7,018)
Net change in other noncurrent assets	—	792
Net cash flows used in investing activities	$(8,051)	$(6,226)
Cash flows from financing activities:
Proceeds from borrowings	$349,200	$455,044
Repayments of borrowings	(329,800)	(442,461)
Proceeds from Private Equity Investment	—	50,000
Proceeds from Rights Offering	—	45,000
Proceeds from sales of Common Stock under ATM facility, net of commissions	—	9,590
Payment of equity issuance costs	—	(9,702)
Payment of deferred financing costs	(1,900)	(5,569)
Purchase of treasury shares	—	(4)
Proceeds from principal stockholder expense reimbursement	—	1,190
Payment of finance lease principal	(379)	(398)
Net cash flows provided by financing activities	$17,121	$102,690
Net increase (decrease) in cash, cash equivalents and restricted cash	$7,706	$372
Cash, cash equivalents and restricted cash at beginning of period	28,723	28,570
Cash, cash equivalents, and restricted cash of operations at end of period	$36,429	$28,942

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Non-GAAP Information (a)
(In thousands)
(Unaudited)

Adjusted Income (Loss) (a)	26 weeks ended
	November 1, 2025	October 26, 2024
		As Restated
Net income (loss)	$6,733	$(60,763)
Reconciling items (below)	3,844	3,860
Adjusted Income (Loss)	$10,577	$(56,903)

Reconciling items
Other (income) expense, net of Investigation expenses	(473)	3,468
Stock-based compensation expense	4,317	392
Reconciling items	$3,844	$3,860

Adjusted EBITDA (a)	26 weeks ended
	November 1, 2025	October 26, 2024
		As Restated
Net income (loss)	$6,733	$(60,763)
Add:
Depreciation and amortization expense	16,810	21,613
Interest expense, net	7,630	13,081
Income tax expense	3,267	878
Loss on extinguishment of debt	—	55,233
Other (income) expense, net of Investigation expenses	(473)	3,468
Stock-based compensation expense	4,317	392
Adjusted EBITDA	$38,284	$33,902

(a)    For additional information, see "Use of Non-GAAP Financial Information" in the Non-GAAP disclosure information of this Press Release.

Free Cash Flow (non-GAAP) (a)

	26 weeks ended
Dollars in thousands	November 1, 2025	October 26, 2024
		As Restated
Net cash flows (used in) provided by operating activities	$(1,364)	$(96,092)
Less:
Capital expenditures (b)	8,051	7,018
Cash interest	5,655	9,866
Cash taxes	312	(2,085)
Free Cash Flow (non-GAAP)	$(15,382)	$(110,891)

(a)    For additional information, see "Use of Non-GAAP Financial Information" in the Non-GAAP disclosure information of this Press Release.
(b)    Purchases of property and equipment are also referred to as capital expenditures. Our investing activities consist principally of capital expenditures for contractual capital investments associated with renewing existing contracts, new store construction, digital initiatives and enhancements to internal systems and our website.
The following table provides the components of total purchases of property and equipment:

Capital Expenditures	26 weeks ended
Dollars in thousands	November 1, 2025	October 26, 2024
		As Restated
Physical store capital expenditures	$5,350	$3,840
Product and system development	2,275	2,708
Other	426	470
Total Capital Expenditures	$8,051	$7,018

Use of Non-GAAP Financial Information - Adjusted Income (Loss), Adjusted EBITDA and Adjusted Free Cash Flow
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses the financial measures of Adjusted Income (Loss), Adjusted EBITDA, and Adjusted Free Cash Flow, which are non-GAAP financial measures under Securities and Exchange Commission (the "SEC") regulations. We define Adjusted Income (Loss) as net income (loss) adjusted for certain reconciling items that are subtracted from or added to net income (loss). We define Adjusted EBITDA as net income (loss) plus (1) depreciation and amortization; (2) interest expense, net and (3) income taxes, (4) as adjusted for certain other non-cash or non-recurring items, and adjustments defined in the Company’s credit agreement. We define Adjusted Free Cash Flow as Cash Flows from Operating Activities less capital expenditures, cash interest and cash taxes.
These non-GAAP measures have been reconciled to the most comparable financial measures presented in accordance with GAAP as follows: the reconciliation of Adjusted Income (Loss) to net income (loss); the reconciliation of consolidated Adjusted EBITDA to consolidated net income (loss); and the reconciliation of Adjusted Free Cash Flow to Cash Flows from Operating Activities. All of the items included in the reconciliations are either (i) non-cash items or (ii) items that management does not consider in assessing our on-going operating performance.
These non-GAAP financial measures are not intended as substitutes for and should not be considered superior to measures of financial performance prepared in accordance with GAAP. In addition, the Company's use of these non-GAAP financial measures may be different from similarly named measures used by other companies, limiting their usefulness for comparison purposes.
We review these non-GAAP financial measures as internal measures to evaluate our performance at a consolidated level to manage our operations. We believe that these measures are useful performance measures which are used by us to facilitate a comparison of our on-going operating performance on a consistent basis from period-to-period. We believe that these non-GAAP financial measures provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone, as they exclude certain items that management believes do not reflect the ordinary performance of our operations in a particular period. Our Board of Directors and management also use Adjusted EBITDA at a consolidated level as one of the primary methods for planning and forecasting expected performance, for evaluating on a quarterly and annual basis actual results against such expectations, and as a measure for performance incentive plans. We believe that the inclusion of Adjusted Income (Loss) and Adjusted EBITDA results provides investors useful and important information regarding our operating results, in a manner that is consistent with management’s evaluation of business performance. We believe that Adjusted Free Cash Flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements and assists investors in their understanding of our operating profitability and liquidity as we manage the business to maximize margin and cash flow.